UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DELTATHREE, INC.

(Exact name of registrant as specified in its charter)

Delaware	13-4006766
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

26 Avenue at Port Imperial, Suite #407
West New York, New Jersey	07093
(Address of Principal Executive Offices)	(Zip Code)

DELTATHREE, INC. AMENDED AND RESTATED 2009 STOCK INCENTIVE PLAN

(Full title of the plan)

Koby Betzalel

Manager, VoIP Infrastructure North America

deltathree, Inc.

26 Avenue at Port Imperial, Suite #407

West New York, New Jersey 07093

(212) 500-4850

(Name, address, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See definition of “accelerated filer and large accelerated filer” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer     ☐                                      Accelerated filer                     ☐

Non-accelerated filer        ☐                                     Smaller reporting company    ☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common stock, par value $0.001 per share	400,000	$0.023(2)	$9,200	$1.26
	9,600,000	$0.02(3)	$192,000	$26.19
Total	10,000,000		$201,200	$27.45

(1) Consists of shares of Common Stock to be offered pursuant to the deltathree, Inc. Amended and Restated 2009 Stock Incentive Plan (the "Plan"). In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), also registered hereunder are such additional number of shares of Common Stock as may be offered or issued as a result of any stock splits, stock dividends or similar events.
(2) Calculated pursuant to Rule 457(h)(1) under the Securities Act. The proposed maximum offering price per share is the exercise price of outstanding awards granted under the Plan.
(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, based on the average of the high and low sale prices of the Common Stock on the OTC Pink Sheets on January 9, 2013.

EXPLANATORY NOTE

The Registrant is registering 10,000,000 additional shares of Common Stock, par value $0.001 per share, of deltathree, Inc. under the deltathree, Inc. Amended and Restated 2009 Stock Incentive Plan, for which a Registration Statement on Form S-8 (Registration No. 333-161312) currently is effective. Therefore, pursuant to General Instruction E of Form S-8, the contents of such Registration Statement are hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Jerusalem, State of Israel, on January 10, 2013.

DELTATHREE, INC.

By: /s/ Effi Baruch
Effi Baruch
Chief Executive Officer and President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Effi Baruch his true and lawful attorney-in-fact, acting alone, with full power of substitution, for and in the name, place and stead of the undersigned, in any and all capacities to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Effi Baruch Effi Baruch	Chief Executive Officer, President and Senior Vice President of Operations and Technology (Principal Executive Officer)	January 10, 2013
/s/ Yochai Ozeri Yochai Ozeri	Director of Finance and Treasurer (Principal Financial Officer and Principal Accounting Officer)	January 10, 2013
/s/ Robert Stevanovski Robert Stevanovski	Chairman of the Board of Directors	January 10, 2013
/s/ Anthony J. Cassara Anthony J. Cassara	Director	January 10, 2013
/s/ David Stevanovski David Stevanovski	Director	January 10, 2013
/s/ Colleen R. Jones Colleen R. Jones	Director	January 10, 2013
/s/ Lior Samuelson Lior Samuelson	Director	January 10, 2013
/s/ J. Lyle Patrick J. Lyle Patrick	Director	January 10, 2013
/s/ Donna Reeves-Collins Donna Reeves-Collins	Director	January 10, 2013

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
4.1	deltathree, Inc. Amended and Restated 2009 Stock Incentive Plan

5.1	Opinion of Schwell Wimpfheimer & Associates LLP

23.1	Consent of Brightman Almagor Zohar & Co.

23.2	Consent of Schwell Wimpfheimer & Associates LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).